Exhibit 10.1

PATENT LICENSE AGREEMENT

This Patent LICENSE Agreement (this “Agreement”) is entered into by and between Spherix Incorporated, a Delaware corporation with an office at 6430 Rockledge Drive, Suite 503, Bethesda, MD 20817 and its Affiliates and wholly-owned subsidiaries (collectively “Licensor”), and RPX Corporation, a Delaware corporation with a principal place of business at One Market Plaza, Steuart Tower, Suite 800, San Francisco, CA 94105 (“RPX”), with an effective date as of November __, 2015 (the “Effective Date”). Each of RPX and Licensor is a “Party”, and collectively, are referenced as the “Parties”.

WHEREAS, Licensor is the sole and exclusive owner of, and has the right to license in the United States and in certain countries throughout the world, the Patents (as defined below);

WHEREAS, RPX is the sole and exclusive owner of the Series I Preferred Stock (as defined below), which has a mandatory redemption date of December 31, 2015, for an amount of Five Million U.S. Dollars ($5,000,000);

WHEREAS, RPX is the sole and exclusive owner of the Series H Preferred Stock (as defined below);

WHEREAS, RPX desires to acquire from Licensor a Patent License (as defined below), including: (a) the right to grant to RPX Licensees (as defined below) a sublicense of the same scope and duration as the Patent License; (b) with respect to Juniper (as defined below), the right to grant a sublicense of the same scope and duration as the Litigation Patent License (as defined below); (c) the right to secure for Standstill Recipients (as defined below) a Standstill (as defined below) under the Patents for six (6) months; and

WHEREAS, Licensor is willing to grant to RPX a Patent License, including: (a) the right to grant to RPX Licensees a sublicense of the same scope and duration as the Patent License; (b) with respect to Juniper, the right to grant a sublicense of the same scope and duration as the Litigation Patent License; (c) the right to secure for Standstill Recipients a Standstill under the Patents for six (6) months.

NOW, THEREFORE, in consideration of the premises and covenants herein contained, RPX and Licensor agree as follows:

Definitions

As used herein, the following terms shall have the following meanings:

“Affiliate(s)” of an Entity shall mean any and all Entities, now or in the future and for so long as the Control exists, that are Controlled, directly or indirectly, by the Entity. As used herein, and otherwise where applicable in the Agreement, the term “Affiliate” shall include the affiliate definitions set forth in a separate agreement between the parties concerning the Standstill Recipients, as defined in Section 1.3.

“Apple” shall mean Apple Inc.

“Bankruptcy Code” shall have the meaning ascribed to it in Section 5.10.

“Blackberry” shall mean Blackberry Limited.

“Cisco” shall mean Cisco Systems, Inc.

“Claims” shall mean any and all claims, counterclaims, third-party claims, contribution claims, indemnity claims, demands, actions, liabilities, damages, losses, causes of action, and all other claims of every kind and nature in law or equity, whether arising under state, federal, international or other law, which arise from or relate to in any way to infringement of the Patents, or which are (currently or in the future) or were asserted in, could have been asserted in, or which arise from the same transactions or occurrences as those claims that are (currently or in the future) or were asserted in any Licensor Litigations with respect to the Patents, whether such claims are absolute or contingent, in tort, contract or otherwise, direct or indirect, present or future, known or unknown, that exist or may have existed prior to the Effective Date.

“Combined Licensed Product and Service” shall mean any past, present or future combination or use that includes a Licensed Product and Service combined with any other product, service, process, method, machine, composition of matter or material, which combination or use would result in infringement (direct, indirect, or otherwise) of one or more Patents, irrespective of whether such combination or use were or had been made, used, purchased, provided, hosted, sold, leased, licensed, distributed, transmitted, exported, imported or offered for sale, lease, or import in the United States, only if such Licensed Product and Service provided, directly or indirectly, by or on behalf of Licensee or its Affiliates satisfies (in whole or in part) or is alleged to satisfy (in whole or in part) a material limitation, element, or step of a claim in the Patents.

“Control” shall mean the legal, beneficial, and/or equitable ownership of more than fifty percent (50%) of (i) the voting power representing the right to vote for directors or other managing authority, (ii) equity ownership interest in an Entity, or (iii) other ownership interest in an Entity.

“Covered Third Party” shall have the meaning ascribed to it in Section 1.2(b).

“Entity” shall mean a corporation, association, partnership, business trust, joint venture, limited liability company, proprietorship, unincorporated association, individual or other entity that can exercise independent legal standing.

“Ericsson” shall mean Telefonaktiebolaget L. M. Ericsson.

“Excluded Supplier” shall have the meaning ascribed to it in Section 1.2(b).

“Form of Dismissal” shall mean the form notice of dismissal in Exhibit C attached hereto.

“Google” shall mean Google Inc.

“Have-Made Vendor” means an Entity that manufactures any products on behalf of an RPX Licensee or its Affiliates where such products are based on designs or specifications provided in substantially completed form by such RPX Licensee or any of its Affiliates.

“Huawei” shall mean Huawei Technologies Co. Ltd.

“Juniper” shall mean Juniper Networks, Inc.

“License Fee” shall have the meaning ascribed to it in Section 1.1.

“Licensed Product and Service” shall mean any past, present or future product, service, software, technology, or material (including any components, devices, data, media, or any other portions thereof), at any time, made, have made, used, purchased, provided, hosted, sold, leased, licensed, distributed, transmitted, exported, imported or offered for sale, lease, or import by or on behalf of an RPX Licensee or an RPX Licensee Affiliate, alone or in combination with other products, software, technology, materials and services, the manufacture, use, purchase, provision, hosting, sale, lease, license, distribution, transmittal, export, import (or offer for sale, lease or import) of which would result in infringement (direct, indirect, or otherwise) of one or more Patents, irrespective of whether the product, service, software, technology, or material (including any components, devices, data, media, or any other portions thereof) were or had been made, used, purchased, provided, hosted, sold, leased, licensed, distributed, transmitted, exported, imported or offered for sale, lease, or import in the United States. Licensed Product and Service will include any Combined Licensed Product and Service.

“Licensor Litigations” shall mean any and all lawsuits relating to any Patent filed at any time by Licensor in any state or federal court in the United States, in any court or tribunal in any foreign country, or before the United States International Trade Commission. Any one of the Licensor Litigations is a “Licensor Litigation”.

“Licensor Litigation Defendants” shall mean the parties adverse to Licensor in any Licensor Litigation. Any one of the Licensor Litigation Defendants is a “Licensor Litigation Defendant”.

“Limited Covered Third Party” shall have the meaning ascribed to it in Section 1.2(c).

“Limited Excluded Supplier” shall have the meaning ascribed to it in Section 1.2(c).

“Limited Release and Dismissal Obligations” shall mean Licensor immediately (i) executing a written release agreement containing terms that are substantially similar in scope and effect as the Limited Release Terms, and (ii) with respect to any Licensor Litigation Defendant, taking all actions and making all necessary filings to resolve all disputes with respect to such Licensor Litigation Defendant relating to or arising out of the Licensor Litigations, including without limitation executing and filing a dismissal “with prejudice” substantially similar in form and effect to the Form of Dismissal (or, with respect to any Licensor Litigation in a non-U.S. jurisdiction, a dismissal “with prejudice” in such form as is appropriate for the relevant jurisdiction).

“Limited Release Terms” shall mean the terms and conditions in Exhibit B-2 attached hereto.

“Litigation Claims” shall mean any and all claims, counterclaims, third-party claims, contribution claims, indemnity claims, demands, actions, liabilities, damages, losses, causes of action, and all other claims of every kind and nature in law or equity, whether arising under state, federal, international or other law, which arise from or relate to in any way to infringement of the Litigation Patents, or which are (currently or in the future) or were asserted in, could have been asserted in, or which arise from the same transactions or occurrences as those claims that are (currently or in the future) or were asserted in any Licensor Litigations with respect to the Litigation Patents, whether such claims are absolute or contingent, in tort, contract or otherwise, direct or indirect, present or future, known or unknown, that exist or may have existed prior to the Effective Date.

“Litigation Combined Licensed Product and Service” shall mean any past, present or future combination or use that includes a Litigation Licensed Product and Service combined with any other product, service, process, method, machine, composition of matter or material, which combination or use would result in infringement (direct, indirect, or otherwise) of one or more Litigation Patents, irrespective of whether such combination or use were or had been made, used, purchased, provided, hosted, sold, leased, licensed, distributed, transmitted, exported, imported or offered for sale, lease, or import in the United States, only if such Litigation Licensed Product and Service provided, directly or indirectly, by or on behalf of Juniper or its Affiliates satisfies (in whole or in part) or is alleged to satisfy (in whole or in part) a material limitation, element, or step of a claim in the Litigation Patents.

“Litigation Licensed Product and Service” shall mean any past, present or future product, service, software, technology, or material (including any components, devices, data, media, or any other portions thereof), at any time, made, have made, used, purchased, provided, hosted, sold, leased, licensed, distributed, transmitted, exported, imported or offered for sale, lease, or import by or on behalf of Juniper or a Juniper Affiliate, alone or in combination with other products, software, technology, materials and services, the manufacture, use, purchase, provision, hosting, sale, lease, license, distribution, transmittal, export, import (or offer for sale, lease or import) of which would result in infringement (direct, indirect, or otherwise) of one or more Litigation Patents, irrespective of whether the product, service, software, technology, or material (including any components, devices, data, media, or any other portions thereof) were or had been made, used, purchased, provided, hosted, sold, leased, licensed, distributed, transmitted, exported, imported or offered for sale, lease, or import in the United States. Litigation Licensed Product and Service will include any Litigation Combined Licensed Product and Service.

“Litigation Patent License” shall mean a royalty-free, fully paid-up, irrevocable, non-exclusive worldwide license under the Litigation Patents to make, have made, use, have used, sell, lease, have leased, import, offer for sale, have offered for sale, have sold, copy, develop, have developed, operate, market, have marketed, import, have imported, own, order, design, purchase, practice, obtain, keep, acquire, receive, build, deliver, host, distribute, have distributed, provide, supply, export, have exported, and otherwise commercially exploit or dispose of any Litigation Licensed Product and Service, and for which the term of such license under the Litigation Patents shall extend to the expiration of each patent comprising the Litigation Patents.

“Litigation Patents” shall mean (i) (a) the patents and patent applications identified on Exhibit A-2 and (b) any and all foreign counterparts of any of the foregoing; (ii) any and all patents that have issued or may issue from any of the patents or patent applications described in (i) of this definition; (iii) any and all patents and patent applications that, in whole or in part, claim priority to (directly or indirectly), or the benefit of the filing date of, any of the patents or patent applications described in (i) or (ii) of this definition, including any and all child, continuation, continuation-in-part, continuing prosecution, divisional, provisional, non-provisional, reissue, reexamination, substitution, extension and counterpart patents and patent applications of any of the patents or patents applications described in (i) or (ii) of this definition; (iv) any and all patents and patent applications from which any of the patents or patent applications described in (i) or (ii) of this definition, in whole or in part, claim the benefit of priority (directly or indirectly) or otherwise claim the benefit of the filing date, including any and all parent patents or patent applications of any of the patents or patent applications described in (i) or (ii) of this definition; and (v) any and all extensions or renewals of any of the patent or patent applications described in this definition. For purposes of this Agreement, the term “Litigation Patents” shall mean only so much of the items enumerated above in sections (i)(b) through (v) of this paragraph for which Licensor has rights to convey, now or at any time in the future.

“Microsoft” shall mean Microsoft Corporation.

“Party” and “Parties” shall have the meanings ascribed to them in the preamble.

“Patent License” shall mean a royalty-free, fully paid-up, irrevocable, non-exclusive worldwide license under the Patents to make, have made, use, have used, sell, lease, have leased, import, offer for sale, have offered for sale, have sold, copy, develop, have developed, operate, market, have marketed, import, have imported, own, order, design, purchase, practice, obtain, keep, acquire, receive, build, deliver, host, distribute, have distributed, provide, supply, export, have exported, and otherwise commercially exploit or dispose of any Licensed Product and Service, and for which the term of such license under the Patents shall extend to the expiration of each patent comprising the Patents. For the avoidance of doubt, the Patent License includes and subsumes all rights under the Litigation Patent License.

“Patents” shall mean: (i) (a) the patents and patent applications identified on Exhibit A-1 and (b) any and all foreign counterparts of any of the foregoing; (ii) any and all patents that have issued or may issue from any of the patents or patent applications described in (i) of this definition; (iii) any and all patents and patent applications that, in whole or in part, claim priority to (directly or indirectly), or the benefit of the filing date of, any of the patents or patent applications described in (i) or (ii) of this definition, including any and all child, continuation, continuation-in-part, continuing prosecution, divisional, provisional, non-provisional, reissue, reexamination, substitution, extension and counterpart patents and patent applications of any of the patents or patents applications described in (i) or (ii) of this definition; (iv) any and all patents and patent applications from which any of the patents or patent applications described in (i) or (ii) of this definition, in whole or in part, claim the benefit of priority (directly or indirectly) or otherwise claim the benefit of the filing date, including any and all parent patents or patent applications of any of the patents or patent applications described in (i) or (ii) of this definition; and (v) any and all extensions or renewals of any of the patent or patent applications described in this definition. For purposes of this Agreement, the term “Patents” shall mean only so much of the items enumerated above in sections (i)(b) through (v) of this paragraph for which Licensor has rights to convey, now or at any time in the future. Any one of the foregoing is a “Patent”.

“PTO” shall mean the United States Patent & Trademark Office.

“Release and Dismissal Obligations” shall mean Licensor immediately (i) executing a written release agreement containing terms that are substantially similar in scope and effect as the Release Terms, and (ii) with respect to any Licensor Litigation Defendant, taking all actions and making all necessary filings to resolve all disputes with respect to such Licensor Litigation Defendant relating to or arising out of the Licensor Litigations, including without limitation executing and filing a dismissal “with prejudice” substantially similar in form and effect to the Form of Dismissal (or, with respect to any Licensor Litigation in a non-U.S. jurisdiction, a dismissal “with prejudice” in such form as is appropriate for the relevant jurisdiction).

“Release Terms” shall mean the terms and conditions in Exhibit B-1 attached hereto.

“RPX Licensee” shall have the meaning ascribed to it in Section 1.2(a)(i).

“Section 1542” shall have the meaning ascribed to it in Section 4.2(b).

“Series H Preferred Stock” shall mean four hundred thirty-nine thousand forty-three (439,043) shares of Series H Preferred Stock as identified in the Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Preferred Stock, filed with the Secretary of State for the State of Delaware on December 31, 2013, authentication number 131494148, corporate file number 2296558.

“Series I Preferred Stock” shall mean twenty-nine thousand nine hundred and forty (29,940) shares of Series I Preferred Stock as identified in the Certificate of Designation of Preferences, Rights and Limitations of Series I Redeemable Convertible Preferred Stock, filed with the Secretary of State for the State of Delaware on December 31, 2013, authentication number 1025171, corporate file number 2296558.

“Sony” shall mean Sony Corporation.

“Standstill” shall have the meaning ascribed to it in Section 1.3.

“Standstill Period” shall have the meaning ascribed to it in Section 1.3.

“Standstill Recipient” shall have the meaning ascribed to it in Section 1.3.

Section 1.         Fees, Patent License, Standstill

1.1           License Fee; Release of Security Interest. As of the Effective Date, (a) RPX hereby sells, assigns, transfers and conveys to Licensor the Series I Preferred Stock and fifty-seven thousand and seventy-six (57,076) shares of the Series H Preferred Stock, and (b) RPX has paid to the account designated by Licensor the amount of US$300,000 via wire transfer per wire account information provided by Licensor and set forth on the confidential Exhibit I attached hereto ((a) and (b) collectively, the “License Fee”), and RPX will deliver to Licensor on the Effective Date fully executed assignments in the forms attached hereto as Exhibit E and Exhibit F. The Parties agree that (a) all security interests granted under the Intellectual Property Security Agreement entered into as of December 31, 2013 by Spherix Incorporated and Rockstar Consortium US LP (“Security Agreement”) and the Security Agreement are hereby terminated; and (b) RPX hereby acknowledges satisfaction and termination of all the Obligations, as defined in the Security Agreement. For the sake of clarity, RPX’s rights and preferences as of immediately prior to the Effective Date with respect to the remaining shares of the Series H Preferred Stock held by RPX will remain identical immediately following the Effective Date. Such rights and preferences will not be diminished or otherwise affected in any way by the terms set forth herein or in the fully executed assignments in the forms attached hereto as Exhibit E and Exhibit F, and such rights and preferences will remain of the full scope as set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Preferred Stock.

1.2           Patent License; Sublicense Rights; Covenant Not To Sue.

(a)          As of the Effective Date, Licensor shall automatically be deemed to grant, and does hereby grant, to RPX the Patent License, which Patent License shall include:

(i)       the non-exclusive and irrevocable (except as otherwise expressly provided in Sections 1.2(f) and 1.2(g)) right of RPX to grant to each of Apple, Blackberry, Cisco, Google, Huawei, Ericsson, Microsoft, and Sony (each an “RPX Licensee”) a non-sublicensable, non-transferrable sublicense under the Patent License and a release from all claims for damages for past, present and future infringement of the Patents; provided that in no event will RPX have the right to grant to Apple, Blackberry, Huawei, Ericsson, Microsoft, or Sony the rights with respect to the Patents to the extent that such rights are duplicative of rights granted to Apple, Blackberry, Huawei, Ericsson, Microsoft, or Sony prior to the Effective Date (by way of non-limiting example, RPX will not have the right to grant to Huawei a sublicense under the Patent License with respect to any Patents under which Huawei has received a perpetual license prior to the Effective Date); and

(ii)       the non-exclusive and irrevocable (except as otherwise expressly provided in Sections 1.2(f) and 1.2(h)) right of RPX to grant to Juniper a non-sublicensable, non-transferrable sublicense under the Litigation Patent License and a release from all claims for damages for past, present and future infringement of the Litigation Patents.

(b)          Any sublicense (and release) granted to an RPX Licensee pursuant to Section 1.2(a)(i) shall be deemed to be an automatic, non-sublicensable, non-transferrable sublicense (and release) to such RPX Licensee’s Affiliates (“RPX Licensee Affiliates”), and such RPX Licensees’ and RPX Licensee Affiliates’ direct and indirect customers, Have-Made Vendors, developers, distributors, suppliers, other contractors, licensees, and end users (each, a “Covered Third Party”), solely to the extent such third parties make, have made, use, have used, sell, lease, have leased, import, offer for sale, have offered for sale, have sold, copy, develop, have developed, operate, market, have marketed, import, have imported, own, order, design, purchase, practice, obtain, keep, acquire, receive, build, deliver, host, distribute, have distributed, provide, supply, export, have exported, and otherwise commercially exploit or dispose of any Licensed Product and Service. For clarity, the sublicense granted in this Section 1.2(b) shall not extend to those activities of a future RPX Licensee Affiliate that occurred prior to the RPX Licensee Affiliate being Controlled by an RPX Licensee. Notwithstanding the foregoing, to the extent that any Entity set forth on Exhibit G or any Affiliates thereof supply off-the-shelf hardware or components to an RPX Licensee or RPX Licensee Affiliate (an “Excluded Supplier”), such Excluded Supplier will not be deemed a “Covered Third Party” hereunder with respect to such off-the-shelf hardware or components supplied to an RPX Licensee or RPX Licensee Affiliate.  For the avoidance of doubt, in no event will the foregoing limitation with respect to Excluded Suppliers affect the rights that any Entity set forth on Exhibit G or any Affiliates thereof would otherwise receive under this Agreement as a direct or indirect customer, Have-Made Vendor, developer, distributor, other contractor, licensee, or end user of any Licensed Product and Service.

(c)          Any sublicense (and release) granted to Juniper pursuant to Section 1.2(a)(ii) shall be deemed to be an automatic, non-sublicensable, non-transferrable sublicense (and release) to Juniper’s Affiliates, and Juniper’s and Juniper’s Affiliates’ direct and indirect customers, Have-Made Vendors, developers, distributors, suppliers, other contractors, licensees, and end users (each, a “Limited Covered Third Party”), solely to the extent such third parties make, have made, use, have used, sell, lease, have leased, import, offer for sale, have offered for sale, have sold, copy, develop, have developed, operate, market, have marketed, import, have imported, own, order, design, purchase, practice, obtain, keep, acquire, receive, build, deliver, host, distribute, have distributed, provide, supply, export, have exported, and otherwise commercially exploit or dispose of any Litigation Licensed Product and Service. For clarity, the sublicense granted in this Section 1.2(c) shall not extend to those activities of a future Juniper Affiliate that occurred prior to the Juniper Affiliate being Controlled by Juniper. Notwithstanding the foregoing, to the extent that any Entity set forth on Exhibit G or any Affiliates thereof supply off-the-shelf hardware or components to Juniper or a Juniper Affiliate (a “Limited Excluded Supplier”), such Limited Excluded Supplier will not be deemed a “Limited Covered Third Party” hereunder with respect to such off-the-shelf hardware or components supplied to Juniper or a Juniper Affiliate.  For the avoidance of doubt, in no event will the foregoing limitation with respect to Limited Excluded Suppliers affect the rights that any Entity set forth on Exhibit G or any Affiliates thereof would otherwise receive under this Agreement as a direct or indirect customer, Have-Made Vendor, developer, distributor, other contractor, licensee, or end user of any Litigation Licensed Product and Service.

(d)          If RPX grants a sublicense as described in Section 1.2(a)(i), RPX shall provide written notice to Licensor identifying the RPX Licensee that has been granted such sublicense. Upon receipt of such written notice, Licensor shall, within five (5) business days, complete the Release and Dismissal Obligations with respect to such RPX Licensee and its Affiliates if the RPX Licensee and/or its Affiliates are or were Licensor Litigation Defendants.

(e)          If RPX grants any sublicense as described in Section 1.2(a)(ii), RPX shall provide written notice to Licensor that RPX has granted such sublicense. Upon receipt of such written notice, Licensor shall, within five (5) business days, complete the Limited Release and Dismissal Obligations with respect to Juniper and its Affiliates if the Juniper and/or its Affiliates are or were Licensor Litigation Defendants.

(f)          Within five (5) business days of the Effective Date, each of the RPX Licensees, RPX Licensee Affiliates, Juniper, and Juniper Affiliates that has filed a petition requesting inter partes re-examination (“IPR”) of any Patent with the Patent Trial and Appeal Board of the United States Patent and Trademark Office (the “Board”) shall file a request with the Board to request authorization to file a motion to terminate the pending IPR petitions (the “Petitions”) and, after receiving the Board’s authorization to file a motion to terminate the Petitions, shall submit a motion to terminate, within five (5) business days or sooner if required by the Board, and shall further file a copy of this Agreement, pursuant to 35 U.S.C. § 317 and 37 C.F.R. § 42.74 and must request that this Agreement be treated as business confidential information to be kept separate from the files of the involved patent pursuant to 35 U.S.C. § 317(b) and 37 C.F.R. § 42.74(c), and shall take all other necessary steps as may be required to terminate the Petitions, and to cooperate in affecting termination of such proceedings (provided that Licensor itself takes all necessary steps as may be required to terminate the Petitions and to cooperate in affecting termination of such proceedings); and (ii) each of the RPX Licensees, RPX Licensee Affiliates, Juniper, and Juniper Affiliates that has asserted litigation counterclaims or declaratory judgment actions with respect to the Patents shall agree to the Form of Dismissal and shall otherwise take all other necessary steps as may be required to dismiss such claims and actions concomitantly with the dismissal of each applicable Licensor Litigation. In the event any RPX Licensee, RPX Licensee Affiliate, Juniper, or Juniper Affiliate materially breaches the obligations set forth in this Section 1.2(f), Licensor may terminate the Patent License solely with respect to such RPX Licensee, RPX Licensee Affiliate, Juniper or Juniper Affiliate (provided that Licensor itself has not materially breached this Section 1.2(f) or otherwise materially breached this Agreement).

(g)          In the event that an RPX Licensee or any of its Affiliates challenges the validity, enforceability, or patentability of any Patent in any court or administrative agency having jurisdiction to consider the issue, Licensor may terminate the Patent License solely with respect to such RPX Licensee and its Affiliates unless such challenge is in response to an assertion of infringement of a Patent against any of the RPX Licensee’s or RPX Licensee Affiliate’s Licensed Products and Services or Combined Licensed Products and Services.

(h)          In the event that Juniper or any of its Affiliates challenges the validity, enforceability, or patentability of any Litigation Patent in any court or administrative agency having jurisdiction to consider the issue, Licensor may terminate the Litigation Patent License unless such challenge is in response to an assertion of infringement of a Litigation Patent against any of Juniper’s or Juniper’s Affiliate’s Licensed Products and Services or Combined Licensed Products and Services.

1.3           Standstill.         For the period beginning on the Effective Date and continuing for the six (6) month period thereafter (the “Standstill Period”), the Parties hereby covenant and agree that (a) neither Licensor nor any of its Affiliates will sue or threaten to sue (or instruct, encourage, or aid a third party to sue or threaten to sue) any of the Entities or Affiliates of such Entities set forth in a separate agreement between the Parties (the “Standstill Recipients”) for direct or indirect infringement (including, without limitation, inducement, or contributory infringement) under any Patent; (b) neither Licensor nor any of its Affiliates will divest, transfer, or exclusively license any Patents during the Standstill Period; (c) neither RPX nor any RPX Affiliate will challenge, or knowingly and intentionally assist others in challenging, the validity, enforceability, or patentability of any Patent in any court or administrative agency having jurisdiction to consider the issue; and (d) the Parties will engage in good faith negotiations regarding the grant of additional licenses or other rights under the Patents to the Standstill Recipients ((a), (b), (c) and (d) collectively, the “Standstill”). Notwithstanding the foregoing, the Entities listed on Exhibit H and their Affiliates are not “Standstill Recipients” for purposes of this Agreement.

1.4           Divestments of RPX Licensees and RPX Licensee Affiliates. If an RPX Licensee or any Affiliate of an RPX Licensee divests itself of (a) Control in, or (b) all or a substantial portion of the assets of, any Affiliate, line of business, business or operating unit or division or any other organizational component of an RPX Licensee or an RPX Licensee Affiliate (excluding any transaction wherein a third party obtains Control of an RPX Licensee or ownership of all or substantially all of the business or assets of an RPX Licensee, which shall be governed by Section 5.1) (any of the foregoing a “Spin-Out”), the Patent License, releases, immunities and covenants not to sue granted herein will continue with respect to such Spin-Out’s Licensed Products and Services and Combined Licensed Products and Services as of the date of the Spin-Out and any improvements thereto and natural growth and evolutions thereof; provided, however, that any Entity (and any Affiliates thereof other than the Spin-Out itself) that acquires the Spin-Out will not receive the benefit of the Patent License, releases, immunities and covenants not to sue granted herein as a result of such acquisition of the Spin-Out except with respect to any Licensed Products and Services and Combined Licensed Products and Services of the Spin-Out as of the date of the Spin-Out and any improvements thereto and natural growth and evolutions thereof. Nothing in this Section 1.4 shall modify or limit the rights of Licensee and its Affiliates with respect to the Patent License.

1.5           Divestments of Juniper and Juniper Affiliates. If Juniper or any Juniper Affiliate divests itself of (a) Control in, or (b) all or a substantial portion of the assets of, any Affiliate, line of business, business or operating unit or division or any other organizational component of an Juniper or a Juniper Affiliate (excluding any transaction wherein a third party obtains Control of Juniper or ownership of all or substantially all of the business or assets of an Juniper, which shall be governed by Section 5.1) (any of the foregoing a “Juniper Spin-Out”), the Litigation Patent License, releases, immunities and covenants not to sue granted herein will continue with respect to such Juniper Spin-Out’s Litigation Licensed Products and Services and Litigation Combined Licensed Products and Services as of the date of the Juniper Spin-Out and any improvements thereto and natural growth and evolutions thereof; provided, however, that any Entity (and any Affiliates thereof other than the Juniper Spin-Out itself) that acquires the Juniper Spin-Out will not receive the benefit of the Litigation Patent License, releases, immunities and covenants not to sue granted herein as a result of such acquisition of the Juniper Spin-Out except with respect to any Litigation Licensed Products and Services and Litigation Combined Licensed Products and Services of the Juniper Spin-Out as of the date of the Juniper Spin-Out and any improvements thereto and natural growth and evolutions thereof. Nothing in this Section 1.5 shall modify or limit the rights of Juniper and its Affiliates with respect to the Litigation Patent License.

Section 2.          Representations and Warranties

2.1           Representations and Warranties of Licensor. Licensor represents and warrants that, as of the Effective Date:

(a)          it has all requisite legal right, power, and authority to execute and deliver all documents required to be executed (including this Agreement) and to perform all of its obligations under and grant all rights in accordance with this Agreement, and it has received all necessary approvals from its officers, directors and shareholders in accordance with law and any corporate governance documents, including, without limitation, any and all bylaws, shareholder agreements, management agreements, voting rights agreements and other corporate document applicable to Licensor or any of its Affiliates;

(b)          it has good and marketable title to the Patents (including, without limitation, all right, title, and interest in the Patents and the right to sue for past, present and future infringements thereof); Licensor has the legal right to grant the Patent License, Litigation Patent License, releases and covenants not to sue set forth in Section 1.2 and Section 1.3 to RPX and the other Entities identified in Section 1.2 and Section 1.3, and it has provided to RPX accurate and complete copies of all agreements in Licensor’s possession under which it obtained by assignment or otherwise such title to the Patents;

(c)          a complete list of all encumbrances, license agreements, covenants not to sue, security interests, and settlement agreements that Licensor has granted under the Patents in effect as of the Effective Date in provided at Exhibit D;

(d)          to the best of Licensor’s knowledge, the inventions and discoveries described in the Patents were made solely by the inventor(s) named in the Patents, without misappropriation of any trade secrets, confidential information, or other rights of any person, and no other party has any rights with respect to any such inventions or to the Patents;

(e)          it has not entered and shall not enter into any agreement that would materially impair or conflict with its obligations hereunder;

(f)          performance of this Agreement does not and will not conflict with or result in a breach of any agreement to which it is bound and will not violate any applicable law or regulation;

(g)          to the best of Licensor’s knowledge, other than United States Patent No. 6,980,564, no patent claim in the Patents has been adjudicated to be invalid or unenforceable, in whole or in part, for any reason, in any administrative, arbitration, or judicial proceeding before a tribunal of competent jurisdiction, and Licensor has not received notice from any third party threatening the filing of any such proceeding except for any notice from any Licensor Litigation Defendant in connection with a Licensor Litigation; and

(h)          As of the Effective Date, Licensor does not own any right, title or interest in, or have exclusive license rights under, any patents or patent applications other than the Patents and the Litigation Patents. Solely with respect to the rights granted to Cisco and Google under this Agreement, (i) to the extent that on the Effective Date, Licensor owns any right, title or interest in, or has or acquires during the two-year period following the Effective Date (the “Two-Year Period”) exclusive license rights under, any patents or patent applications that are not expressly listed on Exhibit A-1, their omission from Exhibit A-1 was inadvertent and such patents and patent applications were intended to be, and shall be treated as if they were, included on Exhibit A-1; and (ii) to the extent that Licensor acquires during the Two-Year Period any right, title, or interest in, or has or acquires during the Two-Year Period exclusive license rights under, any patents or patent applications that are not expressly listed on Exhibit A-1, such patents and patent applications shall be automatically included in Exhibit A-1.

(i)          Licensor has never sold, assigned, or transferred any patents or patent applications, or otherwise granted any exclusive rights to any third party under any patents or patent applications.

2.2           Representations and Warranties of RPX. RPX represents and warrants that it has all requisite legal right, power, and authority to execute, deliver, and perform this Agreement.

Section 3.          Covenants of Licensor. In addition to and without limiting any other covenants contained in this Agreement, Licensor, on behalf of itself and its Affiliates, further covenants as follows:

(a)        it will not enter into any agreement that would materially impair or conflict with its obligations hereunder;

(b)       without limiting the restrictions on transfer during the Standstill Period, in the event Licensor transfers, assigns or conveys any interest in and to the Patents to any third party (including any Affiliates) other than to RPX or RPX’s Affiliates, it will obligate such third party to agree in writing to abide by all covenants, releases, rights and obligations owed under this Agreement by Licensor and to take the Patents subject to the Patent License and Litigation Patent License granted by Licensor hereunder and subject to any sublicense (and release and covenant) granted by RPX or Licensor (as applicable) in accordance with Section 1;

(c)          it shall pay all taxes (including, without limitation, sales and value added taxes) imposed on Licensor by the national government, and any state, local or other political subdivision thereof, of any country in which Licensor is subject to taxation, as the result of RPX’s furnishing consideration hereunder;

(d)          as of the Effective Date, Licensor will not sue or threaten to sue (or instruct, encourage, or aid a third party to sue or threaten to sue) RPX, any RPX Affiliate, any RPX Licensee, any RPX Licensee Affiliate, or any other Entity that has been granted a sublicense under the Patent License (including Covered Third Parties), unless the sublicense of the applicable RPX Licensee, RPX Licensee Affiliate, or other Entity has been terminated pursuant to Sections 1.2(f) or 1.2(g), for direct or indirect infringement (including, without limitation, inducement, or contributory infringement) under any Patent, and, except with respect to any Excluded Supplier’s supply of off-the-shelf hardware or components to an RPX Licensee or RPX Licensee Affiliate, neither Licensor nor its Affiliates will sue or threaten to sue (or instruct, encourage, or aid a third party to sue or threaten to sue) any such RPX Licensee’s, or RPX Licensee Affiliate’s customers, suppliers, manufacturers or distributors for direct or indirect infringement (including, without limitation, inducement, or contributory infringement) under any Patent, with respect to any such RPX Licensee’s, or RPX Licensee Affiliate’s Licensed Product and Service, unless the sublicense of the applicable RPX Licensee, RPX Licensee Affiliate, or such RPX Licensee’s, or RPX Licensee Affiliate’s customers, suppliers, manufacturers or distributors has been terminated pursuant to Sections 1.2(f) or 1.2(g); and

(e)          as of the Effective Date, in the event that RPX provides written notice to Licensor that Licensor has sued or threatened to sue (or instructed, encouraged, or aided a third party to sue or threaten to sue) any Entity in violation of the Standstill or Section 3(d), Licensor will immediately cease making any such threats and promptly dismiss, with prejudice, any such lawsuit (or other adversarial proceeding), and, to the extent Licensor fails to take such action within five business (5) days following the written notice from RPX, Licensor will promptly reimburse RPX and such damaged Entity, as applicable, for any reasonable costs (including reasonable attorney fees) incurred as a result of such threat or lawsuit.

Section 4.          Disclaimers, Indemnification and Releases

4.1           Disclaimer. NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY EXCEPT AS EXPRESSLY SET FORTH IN SECTIONS 2 AND 3 ABOVE, AND EACH PARTY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS EXPRESSLY SET FORTH IN SECTIONS 2 AND 3, NEITHER PARTY GIVES THE OTHER PARTY ANY ASSURANCE:

(A) REGARDING THE PATENTABILITY OF ANY CLAIMED INVENTION IN, OR THE VALIDITY, OF ANY PATENT, OR

(B) THAT THE MANUFACTURE, USE, SALE, OFFERING FOR SALE, IMPORTATION, EXPORTATION, OR OTHER DISTRIBUTION OF ANY LICENSED PRODUCT AND SERVICE DISCLOSED AND CLAIMED IN ANY PATENT BY ANY LICENSEE, SUBLICENSEE OR ANYONE ELSE WILL OR WILL NOT CONSTITUTE AN INFRINGEMENT OF SUCH RIGHTS OR ANY INTELLECTUAL PROPERTY RIGHTS OF ANY OTHER PERSONS OR ENTITIES.

4.2           Release.

(a)          As of the Effective Date, Licensor shall automatically be deemed to, and does hereby, forever waive and release all Claims, known or unknown, that Licensor may have against RPX, any RPX Affiliate, any RPX Licensee and any RPX Licensee Affiliate. As of the date Licensor receives written notice contemplated under Section 1.2(e), Licensor shall automatically be deemed to, and does hereby, forever waive and release all Litigation Claims, known or unknown, that Licensor may have against Juniper or any applicable Juniper Affiliate.

(b)          Licensor understands and agrees that the releases set forth in Section 4.2(a) shall extend to any and all Claims and Litigation Claims (as applicable) described in Section 4.2(a) of every nature and kind whatsoever, whether such Claims or Litigation Claims (as applicable) are known or unknown, suspected or unsuspected, and any and all rights that may exist under Section 1542 of the California Civil Code (“Section 1542”) within the scope of the release set forth in Section 4.2(a) are expressly waived. Licensor expressly acknowledges that it has read Section 1542, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her, must have materially affected his or her settlement with the debtor.

Licensor understands and agrees that Section 1542, if applicable herein, gives it the right not to release existing Claims of which it is not now aware of and does not suspect to exist, unless it voluntarily chooses to waive this right. Even though Licensor is aware of this right, it nevertheless hereby voluntarily waives the right described in Section 1542, and elects to assume all risks for Claims and Litigation Claims (as applicable) with respect to the Patents and Litigation Patents (as applicable) that now exist in its favor, known or unknown, arising from the subject matter of the release set forth in Section 4.2(a), and expressly waives any rights under any other statutes or common law principles of similar effect. If, contrary to the specific intent of Licensor, any Claims or Litigation Claims (as applicable) with respect to the Patents or Litigation Patents (as applicable) released under Section 4.2(a) are deemed to exist or survive despite the releases given in Section 4.2(a) above, Licensor hereby forever, expressly and irrevocably waives entitlement to all such released Claims and Litigation Claims (as applicable) with respect to the Patents and Litigation Patents (as applicable), known and unknown, prior to the Effective Date, and it is expressly agreed that the provisions of Section 1542 do not apply.

Section 5.          Miscellaneous

5.1           Binding Effect and Assignment. This Agreement shall not be binding upon the Parties until it has been signed herein below by or on behalf of each Party. This Agreement shall be binding on, and shall inure to the benefit of, the Parties hereto and their respective Affiliates, successors and assigns. No amendment or modification hereof shall be valid or binding upon the Parties unless made in writing and signed as aforesaid. The Patent License and Litigation Patent License and any sublicenses granted and/or included therein pursuant to Section 1.2, as well as the Standstill, are for the benefit of RPX, RPX Licensees, RPX Licensee Affiliates, Juniper, Juniper’s Affiliates (as applicable) and each of their respective Covered Third Parties and Limited Covered Third Parties (as applicable), as well as the Standstill Recipients, and RPX and RPX Licensees, RPX Limited Licensees, and Standstill Recipients can legally enforce such licenses and sublicenses, as well as the Standstill and the terms of this Agreement, against Licensor.

5.2           Notices. Notices and other communications relevant to this Agreement or to any of the Patents shall be sent by electronic mail, hand delivery, or by registered or certified mail to the following address, or to such other address as may be given by notice hereafter, and shall be effective upon sending, if sent by electronic mail, as proven by electronic date stamp, or upon receipt if sent by registered or certified mail, as proven by a post office delivery receipt:

For Licensor:

Spherix Incorporated

1350 Ave of the Americas FL 2

New York, NY 10019

ATTN: Anthony Hayes, CEO

Email: ahayes@spherix.com

For RPX:

RPX Corporation

One Market Plaza, Steuart Tower, Suite 800

San Francisco, CA 94105

ATTN: Legal Department

Email: legal@rpxcorp.com

5.3           Severability. If any section of this Agreement is found by competent authority to be invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such section in every other respect and the remainder of this Agreement shall continue in effect so long as the Agreement still expresses the intent of the Parties.

5.4           Governing Law and Jurisdiction. This Agreement, including its formation, shall be governed by and construed, and the legal relations between the Parties hereto shall be determined, in accordance with the law of the State of Delaware, United States of America, as such law applies to contracts signed and fully performed in such State, without regard to the principles of conflicts of law thereof. The Parties agree (a) that all disputes and litigation regarding this Agreement, its construction and matters connected with its performance be subject to the exclusive jurisdiction of the state and federal courts in the District of Delaware (the “Courts”), and (b) to submit any disputes, matters of interpretation, or enforcement actions arising with respect to the subject matter of this Agreement exclusively to the Courts. The parties hereby waive any challenge to the jurisdiction or venue of the Courts over these matters.

5.5           Section Headings. The headings of sections are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

5.6           Confidentiality. Neither Party hereto shall disclose the terms of this Agreement to any third party, without the prior written consent of the other Party. This obligation is subject to the following exceptions: (a) disclosure by the Parties and their Affiliates is permissible if required by government or court order, discovery request, or subpoena in pending Licensor Litigations, provided that: (i) the disclosing Party first gives the other Party prior written notice in order to enable that Party to seek a protective order or motion to quash (or other equivalent protection), such permissible disclosure limited to the terms legally required to be disclosed, and (ii) any such disclosure is subject to protective order, with such permissible disclosure protected under an “Outside Attorneys Eyes Only” or higher confidentiality designation; (b) disclosure by the Parties and their Affiliates is permissible if otherwise required by any applicable securities laws or stock exchange requirements, provided that the Parties will use their commercially reasonable efforts to limit the disclosure of the contents of this agreement (including but not limited to any exhibits to this Agreement) to the extent legally permissible, as determined in each Party’s reasonable discretion; (c) the Parties and their Affiliates may disclose this Agreement or its contents to the extent reasonably necessary, on a confidential basis, to its accountants, attorneys, and financial advisors; (d) RPX and its Affiliates may disclose the non-financial terms of this Agreement to any potential sublicensees of the Patents or Litigation Patents (as applicable); and (e) either Party may disclose any information that was made publicly available without a breach of this Agreement.

5.7           Publicity. RPX may issue a press release after the Effective Date subject to the prior written approval of Licensor, not to be unreasonably withheld. Licensor may issue a press release after the Effective Date in the form approved by RPX in writing prior to the Effective Date. Notwithstanding anything to the contrary herein, except as expressly provided in this Section 5.7, neither Party may issue a press release or make any similar public announcement with respect to this Agreement (whether orally or in writing) that identifies the other Party hereto or the Entities granted a sublicense by RPX under Section 1.2, unless such other Party or Entity consents in writing to such press release or similar public announcement. In addition, in no event will the Entities granted a sublicense by RPX under Section 1.2 of this Agreement be subject to the foregoing restrictions set forth in this Section 5.7. For the sake of clarity, any filings made with the SEC by Licensor that contain disclosures required to be made under relevant securities laws, including the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, and the rules and regulations thereunder, shall not constitute a press release or similar public announcement under this Section 5.7.

5.8           Entire Agreement. This Agreement, including Exhibits A-1 through I attached hereto, embodies the entire understanding of and agreement between the Parties with respect to the Patents and merges and supersedes all prior agreements, understandings, negotiations, and discussions between the Parties. Neither Party shall be bound by any condition, definition, warranty, understanding or representation with respect to the subject matter hereof other than as expressly provided herein.

5.9           Counterparts. This Agreement may be executed by the Parties in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument.

5.10         Relationship of the Parties. Nothing contained herein, or done in pursuance of this Agreement, will constitute the Parties entering into a joint venture or partnership or will constitute either Party hereto being the agent for the other Party for any purpose or in any sense whatsoever.

5.11         Licenses of Intellectual Property. All rights, licenses and releases granted by Licensor directly or indirectly to RPX, RPX Affiliates, RPX Licensees, or RPX Limited Licensees (including each such Entity’s Affiliates) are, and shall otherwise be deemed to be, for the purpose of Section 365(n) of the United States Bankruptcy Code, as amended (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101 of the Bankruptcy Code. The Parties hereto agree that RPX, RPX Affiliates, RPX Licensees or RPX Limited Licensees (including each such Entity’s Affiliates), as licensees or sublicensees of rights granted in this Agreement, shall retain and may fully exercise all their rights and elections under the Bankruptcy Code. The Parties hereto further agree that, in the event that any proceeding shall be instituted by or against Licensor seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking an entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or it shall take any action to authorize any of the foregoing actions, the opposite Parties shall have the right to retain and enforce their rights under this Agreement, provided that they remain in full compliance with the terms and conditions of this Agreement.

5.12         Authorship. Neither Party shall be considered the author of this Agreement for the purpose of interpreting any provision herein.

5.13         Acknowledgement. Licensor acknowledges that nothing in this Agreement shall require or shall be construed to require RPX or any RPX Affiliate to sue or threaten to sue (or instruct, encourage, or aid a third party to sue or threaten to sue) any Entity.

5.14         Termination and Survival. Those provisions that by their nature are intended to survive termination or expiration of this Agreement shall so survive. For the avoidance of doubt, the Patent License (including the Litigation Patent License) granted by Licensor to RPX hereunder, RPX’s right to grant sublicenses in accordance with Section 1, all sublicenses granted by RPX in accordance with Section 1, and all releases, covenants, representations and warranties given by Licensor shall survive termination or expiration of this Agreement.

[The remainder of this page is blank; signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date. Each individual signing below represents and warrants that he or she has authority to sign for and enter into this Agreement on behalf of his or her respective Party.

Agreed to:	Agreed to:

SPHERIX INCORPORATED	RPX Corporation

By	By:

Name:	Name:

Title:	Title:

Date:	Date: